UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2020
Commission File Number: 1-35335

Groupon, Inc.
(Exact name of registrant as specified in its charter)

Delaware	27-0903295
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 W Chicago Avenue	60654
Suite 400	(Zip Code)
Chicago
Illinois	(312)	334-1579
(Address of principal executive offices)	(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
        240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	GRPN	NASDAQ Global Select Market

        Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter)
Emerging growth company  ☐
        If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03  Material Modification to Rights of Security Holders.
 To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.
Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On June 9, 2020, Groupon, Inc. (the “Company”) filed a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware to effect a 1-for-20 reverse stock split (the “Reverse Stock Split”) of the outstanding shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The form of Certificate of Amendment was approved by the Company’s stockholders at the Company’s Annual Meeting of Stockholders held on June 9, 2020 (the “Annual Meeting”) and by the Company’s Board of Directors (the “Board”). The Reverse Stock Split was effective as of 5:00 p.m. (Eastern Time) on June 10, 2020 (the “Effective Time”).
As a result of the Reverse Stock Split, every 20 shares of issued and outstanding Common Stock were, at the Effective Time, combined and converted into one issued and outstanding share of Common Stock, and the number of authorized shares of Common Stock was reduced proportionately. The par value per share of Common Stock remains unchanged. No fractional shares will be issued as a result of the Reverse Stock Split. Instead, Computershare Trust Company, N.A., the Company’s transfer agent, will aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split.
A proportionate adjustment was also made to the maximum number of shares of Common Stock issuable under the Groupon, Inc. 2011 Incentive Plan, as amended, and the Groupon, Inc. 2012 Employee Stock Purchase Plan, as amended.
The reverse stock split affects all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s common stock, except for adjustments that may result from the treatment of fractional shares as described below.
The Common Stock began trading on a split-adjusted basis on the Nasdaq Global Select Market at the market open on June 11, 2020. The trading symbol for the Common Stock will remain “GRPN.” The new CUSIP number for the Common Stock following the Reverse Stock Split is 399473206.
The foregoing description of the Reverse Stock Split and Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Certificate of Amendment, a copy of which is filed with this report as Exhibit 3.1 and is incorporated into this report by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting on June 9, 2020. Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders:

Election of Directors
Groupon's nine director nominees were elected to the Board of Directors and will serve as directors until Groupon's next annual meeting of stockholders or until their respective successors are elected and qualified. The directors were elected with the following vote:

	For	Withheld	Broker Non-Vote
Michael Angelakis	315,682,444	38,738,882	140,413,426
Peter Barris	324,212,595	31,208,731	140,413,426
Robert Bass	324,926,034	30,495,292	140,413,426
Eric Lefkofsky	323,382,280	32,039,046	140,413,426
Theodore Leonsis	313,334,077	42,087,249	140,413,426
Valerie Mosley	329,800,390	25,620,936	140,413,426
Helen Vaid	331,409,865	24,011,461	140,413,426
Deborah Wahl	324,789,528	30,631,798	140,413,426
Ann Ziegler	324,394,735	31,026,591	140,413,426
Reverse Stock Split
 The proposal to approve the amendments to the Certificate of Incorporation to effect a reverse stock split of the Company’s Common Stock at a ratio of 1-for-15, 1-for-18 or 1-for-20, with the final ratio to be determined by the Board in its discretion, was approved with the following vote:

For	Against	Abstentions
425,563,012	22,982,431	47,289,309
Ratification of Independent Registered Public Accounting Firm for Fiscal Year 2020
The appointment of Deloitte & Touche LLP as Groupon’s independent registered public accounting firm for the 2020 fiscal year was ratified with the following vote:

For	Against	Abstentions
480,457,179	13,559,290	1,818,283
Advisory Approval of Groupon's Named Executive Officer Compensation
A proposal to conduct an advisory non-binding resolution approving the compensation of Groupon’s named executive officers, as disclosed in the proxy statement, was approved with the following vote:

For	Against	Abstentions	Broker Non-Votes
255,958,850	70,803,671	28,658,805	140,413,426
Item 8.01 Other Events
On June 10, 2020, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:
Exhibit No.	Description
3.1	Certificate of Amendment to the Restated Certificate of Incorporation, date June 9, 2020
99.1	Press release date June 10, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROUPON, INC.
Date: June 11, 2020
By: /s/ Melissa Thomas Name: Melissa Thomas Title: Chief Financial Officer